Exhibit 10.54

FIRST AMENDMENTTO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment"), dated as of July 6, 2004, is made and entered into by and between DIODES INCORPORATED, a Delaware corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").
RECITALS:

A. Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated as of February 27, 2003 (the "Agreement"), pursuant to which Bank agreed to extend various credit facilities to Borrower in the amounts provided for therein.

B. Pursuant to the terms and conditions of the Agreement, Bank made available to Borrower, among other credit facilities, a Nonrevolving-To-Term Loan Commitment, providing for Nonrevolving-To-Term Loans by Bank to Borrower during the period from the date of the Agreement to but excluding June 1, 2004 in the aggregate principal amount not to exceed Two Million Dollars ($2,000,000), which was scheduled to convert subject to the terms of the Agreement on June 1, 2004 to a five (5) year fully amortizing term loan maturing on June 1, 2009.

C. As of the date of this First Amendment, the aggregate outstanding principal amount of all Nonrevolving-To-Term Loans under the Nonrevolving-To-Term Loan Commitment is zero Dollars ($0).

D. Borrower has requested that Bank agree to make a term loan to FabTech, Inc., a Delaware corporation (“Guarantor”), in the principal amount of Five Million Dollars ($5,000,000), rather than make the aforementioned Nonrevolving-To-Term Loan Commitment available to Borrower, and Bank is agreeable to such request. In connection with the making by Bank of such term loan to Guarantor, Guarantor has executed or is about to execute various documents, instruments and agreements as required by Bank to evidence Guarantor’s obligations thereunder.

E. Borrower and Bank desire to amend the Agreement to eliminate the Nonrevolving-To-Term Loan Commitment, subject, however, to the terms and conditions of this First Amendment.

AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1.   Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.   Amendments to the Agreement.

(a) Section 1 of the Agreement is hereby amended by adding a definition of “Guarantor Loan” thereto in the appropriate alphabetical order, which shall read in full as follows:

   “Guarantor Loan’ shall mean that certain term loan to be made by Bank to Guarantor in the principal amount of Five Million Dollars ($5,000,000), and evidenced by the Guarantor Note.”

(b) Section 1 of the Agreement is hereby further amended by adding a definition of “Guarantor Note” thereto in the appropriate alphabetical order, which shall read in full as follows:

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   “Guarantor Note’ shall mean that certain term note dated April 9, 2004, issued by Guarantor in favor of Bank in the original principal amount of Five Million Dollars ($5,000,000).”

(c) The definition of "Nonrevolving-To-Term Loan Commitment" appearing in Section 1 of the Agreement is hereby deleted in its entirety.

(d) The definition of "Nonrevolving-To-Term Note" appearing in Section 1 of the Agreement is hereby deleted in its entirety.

(e) The definitions of “Notes” and “Note” appearing in Section 1 of the Agreement are hereby amended to read in full as follows:

   “ ‘Notes’ and ‘Note’ shall mean, respectively, (a) the Revolving Note and the Acquisition Note, and (b) either of such Notes.”

(f) The definition of “Permitted Guaranty Obligations” appearing in Section 1 of the Agreement is hereby amended to read in full as follows:

   “ ‘Permitted Guaranty Obligations’ shall mean:

(a)	Guaranty Obligations existing on the date of this Agreement, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;
(b)	Guaranty Obligations under the Loan Documents;
(c)	Guaranty Obligations owed to Borrower or any of its Subsidiaries; and
(d)	Guaranty Obligations of Borrower to Bank in connection with the Guarantor Loan.”

(g) The definition of “Permitted Indebtedness” appearing in Section 1 of the Agreement is hereby amended by (i) deleting the word “and” appearing at the end of subsection (j) thereof, (ii) substituting a semicolon and the word “and” for the period appearing at the end of subsection (k), and (iii) adding a new subsection (l) thereto, which shall read in full as follows:

   “(l) Indebtedness of Guarantor to Bank under the Guarantor Note.”

(h) Section 2.3 of the Agreement is hereby amended to read in full as follows:

   “2.3 Nonrevolving-To-Term Loan Commitment. [Intentionally Deleted.]”

(i) Section 2.4(c) of the Agreement is hereby deleted in its entirety.

(j) Section 2.9(a) of the Agreement is hereby amended to read in full as follows:

   “(a) [Intentionally Deleted.]”

(k) Section 4.1(h) of the Agreement is hereby amended to read in full as follows:

   “(h) [Intentionally Deleted]; and”

(l) Section 7.10 of the Agreement is hereby amended by substituting the amount “Twenty-Five Million Dollars ($25,000,000)” for the amount “Sixteen Million Dollars ($16,000,000)” appearing in the last line thereof.

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3.   Effectiveness of this First Amendment. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

(a)   A counterpart of this First Amendment, duly executed by Borrower and acknowledged by Guarantor where indicated hereinbelow;

(b)   A legal fee in connection with the preparation of this First Amendment in the sum of Six Hundred Dollars ($600); and

(c)   Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4.   Ratification.

(a)   Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b)   Upon the effectiveness of this First Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment.

5.   Representations and Warranties. Borrower represents and warrants as follows:

(a)   Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

(b)   The execution, delivery and performance of this First Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

(c)   This First Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

(d)   No event has occurred and is continuing or would result from this First Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6.   Governing Law. This First Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7.   Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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WITNESS the due execution hereof as of the date first above written.

“Borrower”

DIODES INCORPORATED

By: /s/ Carl Wertz
Carl Wertz
Chief Financial Officer

“Bank”

UNION BANK OF CALIFORNIA, N.A.

By: /s/ John Kase

Title: Vice President

Acknowledgment of Guarantor

The undersigned, as Guarantor pursuant to that certain Continuing Guaranty dated as of December 1, 2000 (the "Guaranty"), hereby consents to the foregoing First Amendment and acknowledges and agrees, without in any manner limiting or qualifying its obligations under the Guaranty, that payment of the Obligations (as such term is defined in the Guaranty) and the punctual and faithful performance, keeping, observance and fulfillment by Borrower of all of the agreements, conditions, covenants and obligations of Borrower contained in the Agreement are and continue to be unconditionally guaranteed by the undersigned pursuant to the Guaranty.

FABTECH, INC.

By: /s/ Carol Haverkamp

Title: CFO